UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2008

GREEN BUILDERS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-33408 (Commission File Number)	76-0547762 (IRS Employer Identification Number)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices)

(512) 732-0932 (Registrant’s telephone number, including area code)

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On September 28, the Board of Directors (the “Board”) of Green Builders, Inc. (the “Company”) increased the size of the Board from three to four members and appointed William E. Weber to fill the newly created seat.  Mr. Weber is an independent director of the Company, as such term is defined in the American Stock Exchange (“AMEX”) rules.  Mr. Weber will also serve on the Board’s Audit Committee, Compensation Committee and the Nominating Committee.

Mr. Weber, 57, is the Principal and CEO of Weber Homes, a privately-held home building company involved in acquiring land, processing approvals, land development, construction and sales of new homes.  He has served in that capacity since 2005.  From 1996 to 2005, Mr. Weber was Division President for the Metro New York/New Jersey division of Pulte Home Corporation.  From 1985 to 1996, Mr. Weber served in various capacities, including Vice President of Operations for the New Jersey division of K. Hovnanian Enterprises.  Mr. Weber holds a B.B.A. in Marketing from the University of Houston and a MBA in Finance from Sam Houston State University.  Mr. Weber is a licensed New Jersey Real Estate Broker.

There is no arrangement or understanding between Mr. Weber and any other person pursuant to which Mr. Weber was appointed as a director of the Company or a member of any committee of the Board.  Mr. Weber will be eligible to participate in all non-management director compensation plans or arrangements available to the Company’s other independent directors.

A copy of the press release announcing the appointment of Mr. Weber is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 – Other Events.

As previously disclosed, on September 3, 2008, the Company received notice from the staff of AMEX that the Company was not in compliance with the reporting requirements for continued listing on AMEX set forth in Section 803(B)(2)(c) of the AMEX Company Guide (the “Company Guide”) due to the Company’s failure to have an audit committee comprised of at least two independent directors. As a result of the appointment of Mr. Weber as a member of the Audit Committee, as discussed in Item 5.02 of this Current Report on Form 8-K, the Audit Committee currently is comprised of two independent directors, as required by Section 803(B)(2)(c) of the Company Guide. The Company has informed AMEX of Mr. Weber’s appointment as a member of the Audit Committee and the resulting compliance by the Company with Section 803(B)(2)(c) of the Company Guide.

A copy of the press release announcing the Company’s composition of the Audit Committee in accordance with Section 803(B)(2)(c) of the Company Guide is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated October 1, 2008

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BUILDERS, INC.

Dated: October 1, 2008	By:	/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer